Exhibit 99.2

Warrior Met Coal Launches Proposed Offering of $125 Million of Additional 8.00% Senior Secured Notes

BROOKWOOD, AL — February 26, 2018 — Warrior Met Coal, Inc. (NYSE:HCC) (“Warrior” or the “Company”) today announced that it proposes to offer, subject to market conditions and other factors, $125 million in aggregate principal amount of 8.00% Senior Secured Notes due 2024 (the “New Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes are being offered as additional notes under an indenture, dated as of November 2, 2017, pursuant to which Warrior previously issued $350 million aggregate principal amount of 8.00% Senior Notes due 2024 (the “Existing Notes”). Warrior expects to use the net proceeds of the offering of the New Notes, together with cash on hand accumulated prior to the declaration of any special cash dividend, to pay one or more such dividends of up to $350 million in the aggregate to all of its stockholders on a pro rata basis.

The New Notes will be initially guaranteed by each of Warrior’s direct or indirect wholly-owned domestic restricted subsidiaries that guarantee the Existing Notes and that are borrowers or guarantors under Warrior’s Asset-Based Revolving Credit Facility, dated as of April 1, 2016, as amended.

The New Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The New Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. Specifically, the Company cannot assure you that the proposed transactions described above, including the payment of any special dividend, will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time with the SEC. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Contacts

For Investors:

Dale W. Boyles, 205-554-6129

dale.boyles@warriormetcoal.com

For Media:

William Stanhouse, 205-554-6131

william.stanhouse@warriormetcoal.com